SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to Section 240.14a-12

                           AMERICAN BEACON FUNDS
                       AMERICAN BEACON SELECT FUNDS
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               (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
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    (3) Filing Party:
    (4) Date Filed:

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[AMERICAN BEACON FUNDS LOGO]           [AMERICAN BEACON SELECT FUNDS LOGO]

You were recently contacted regarding a Special Meeting of Shareholders to be held on August 22, 2008. The purpose of the Meeting is to approve a new Investment Management Agreement and elect trustees for the Funds. If you have not voted yet, we urge you to vote as soon as possible in order to allow the Funds to obtain a sufficient number of votes to hold the Meeting as scheduled.

                       PLEASE VOTE YOR PROXY NOW!

                            1-866-412-8384

A Proxy Specialist is available to answer your questions, look up your proxy control number and to record your vote.
   - Monday through Friday, 9:30 am - 9 pm ET
   - Saturday, 10 am - 6 pm ET


You may also vote using the methods described on the back of your proxy card. If you have any additional questions or need another proxy card mailed to you, please call 1-866-412-8384.


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American Beacon Select Funds are service marks of American Beacon Advisors, Inc.

Thank you for your continued interest in the American Beacon Funds. If you would rather not receive eflash communications from us, please send an e-mail to brian.stokes@ambeacon.com with unsubscribe in the subject line.